EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 103 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) of my opinion dated December 20, 2007, which was filed as Exhibit (i) to Post-Effective Amendment No. 99.

/s/ Kathryn A. McElroy Kathryn A. McElroy, Esq.

January 26, 2009 Boston, Massachusetts